EXHIBIT 99.1

JOINT FILING AGREEMENT

The undersigned hereby agree that the Statement on Schedule 13G filed herewith (and any amendments thereto), relating to the common stock of Spirit Airlines, Inc., a Delaware corporation, is being filed jointly with the Securities and Exchange Commission pursuant to Rule 13d-1(c) under the Securities Exchange Act of 1934, as amended, on behalf of each of the undersigned.

This Agreement may be executed in counterparts and each of such counterparts taken together shall constitute one and the same instrument.

Dated this 8th day of November, 2018.

CITADEL ADVISORS LLC By: /s/ David Glockner David Glockner, Authorized Signatory	CITADEL ADVISORS HOLDINGS LP By: /s/ David Glockner David Glockner, Authorized Signatory
CITADEL GP LLC By: /s/ David Glockner David Glockner, Authorized Signatory	KENNETH GRIFFIN By: /s/ David Glockner David Glockner, attorney-in-fact*

*	David Glockner is signing on behalf of Kenneth Griffin as attorney-in-fact pursuant to a power of attorney previously filed with the Securities and Exchange Commission, and hereby incorporated by reference herein. The power of attorney was filed as an attachment to a filing by Citadel Advisors LLC on Schedule 13G for Roku, Inc. on January 17, 2018.